UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

Filed by the Registrant   [  X  ]                               Filed by a party other than the Registrant   [     ]

Check the appropriate box:

[     ] Preliminary proxy statement

[     ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[     ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[     ] Soliciting Material Pursuant to § 240.14a-12
PHC, Inc.
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)1) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-ll (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction
5.	Total fee paid

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date filed:

Pioneer Behavioral Health® 200 Lake Street, Suite 102, Peabody, MA 01960 (978) 536-2777 Fax (978) 536-2677

October 11, 2011

Dear Fellow Shareholder:

We have previously sent to you proxy material for the important Special Meeting of PHC, Inc. shareholders, to be held on October 26, 2011.   Your Board of Directors recommends that shareholders vote FOR all items on the agenda.

Your vote is important, no matter how many or how few shares you may own.  If you have not already done so, please vote TODAY by telephone, via the internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Bruce A. Shear
President

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (888) 658-3624